UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

REDFIN NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28457	86-0955239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 W. Cypress Creek Rd., Suite 411
Fort Lauderdale, FL 33309

(Address of principal executive offices)

(954) 769-1335

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, in October 2012, RedFin Network, Inc. (the “Company”) entered into a Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”). Pursuant to the Credit Agreement, TCA agreed to loan the Company up to a maximum of $3,000,000 for working capital purposes. An initial credit line of $350,000 was funded by TCA in connection with the Credit Agreement. On December 14, 2012, the Company entered into Amendment No. 1 to the Credit Agreement which increased the credit line to $380,000. On June 10, 2013, the Company entered into Amendment No. 2 to the Credit Agreement which increased the credit line to $680,000, as evidenced by a Second Amended and Restated Revolving Promissory Note (the “Promissory Note”) the repayment of which is secured by a first position security interest in substantially all of the Company’s assets (the “Collateral”), evidenced by that certain security agreement (the “Security Agreement”) entered into by the Company and TCA.

As of July 17, 2013, the Company has defaulted under certain of its obligations under the Credit Agreement and/or is incapable of making the required payments under the Credit Agreement and Promissory Note. As a result, on July 17, 2013, the Company entered into that certain Agreement to Transfer Going Business In Lieu of Foreclosure of Security Interest (the “Transfer Agreement”) with TCA and RedFin Holdings, Inc., a Florida corporation (“RedFin Holdings”). In consideration for TCA refraining from instituting any such suit or proceedings to foreclose on the Collateral, pursuant to the Transfer Agreement, the Company has transferred and assigned to Redfin Holdings (i) the business and all of its assets, including but not limited to personal property both tangible and intangible, all assets reported on the Company’s most recent balance sheet and all intellectual property owned or licensed by the Company (the “Company’s Estate”), and (ii) the obligation to pay to TCA $380,000 of the outstanding amount due under Promissory Note (the “Debt”).

Redfin Holdings is a single purpose vehicle formed by TCA to accept assignment of the Debt and to accept the transfer of the Company’s Estate.  TCA is the sole shareholder of Redfin Holdings and shall, at its discretion, either continue to operate the Company’s business directly or proceed to liquidate the Company’s Estate.

The above description of Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement, the form of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

10.1
Agreement to Transfer Going Business In Lieu of Foreclosure of Security Interest, dated July 17, 2013, by and between Redfin Network, Inc., TCA Global Credit Master Fund, LP, and RedFin Holdings, Inc.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDFIN NETWORK, INC.

Date: July 23, 2013	By:	/s/ Michael Fasci
Name: Michael Fasci
Title: Chief Executive Officer